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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-82416 and 333-08365) both pertaining to the 1989 Stock Option Plan of ClinTrials Research Inc., and the Registration Statement on Form S-8 (File No. 333-92569) pertaining to the 1999 Long-Term Incentive Compensation Plan of ClinTrials Research Inc. of our report dated February 1, 2000, except for Note 4, as to which the date is February 16, 2000, with respect to the consolidated financial statements and the schedule of ClinTrials Research Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                         /s/ ERNST & YOUNG LLP

Raleigh, North Carolina
February 25, 2000